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                                IMAX CORPORATION
                                   EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We hereby consent to the incorporation by reference in (i) the Registration Statements on Form S-8 (No. 333-2076; No. 333-5720; No. 333-30970; No333-44412),
and (ii) the Post-Effective Amendment No.1 to Form S-8 (No. 333-5720), and (iii) the Registration Statement on Form S-3 (No. 333-107047) as amended, and (iv) the Registration Statement on Form S-4 (No. 333-113141) as amended of IMAX Corporation of our report dated March 9, 2006, relating to the financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.


PricewaterhouseCoopers LLP
Toronto, Ontario
March 9, 2006